Exhibit 10.1

March 21, 2005

National Vision, Inc.

296 Grayson Highway

Lawrenceville, Georgia 30045-5750

Attention:  Chief Financial Officer

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of May 30, 2001, between National Vision, Inc., a Georgia corporation (“Borrower”), and Fleet Retail Group, Inc., a Delaware corporation, as assignee of Fleet Capital Corporation (“Lender”) (as amended from time to time, the “Loan Agreement”).  All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement.

Lender and Borrower desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement is hereby amended as follows:

(a)           Effective as of the date hereof, by deleting Section 9.2.9 of the Loan Agreement and by substituting in lieu thereof the following:

9.2.9        Capital Expenditures.  Make Capital Expenditures which, in the aggregate, as to Borrower and its Subsidiaries, exceed $3,500,000 during the period from the date of this Agreement through December 29, 2001 or exceed $5,500,000 during any Fiscal Year after December 29, 2001; provided, however, that such Capital Expenditures shall not exceed $9,500,000 in the aggregate during the 2005 Fiscal Year.

(b)           Effective as of the Closing Date, all rent payments which Borrower is required to make by the terms of Borrower’s lease for its location at 296 Grayson Highway, Lawrenceville, Georgia 30045-5750 shall not be included in the definition of “Rentals” for purposes of determining Borrower’s compliance with Section 9.2.14 of the Loan Agreement.

(c)           Effective as of the date hereof, by deleting Section 9.2.14 of the Loan Agreement and by substituting in lieu thereof the following:

9.2.14.     Leases.  Become a lessee under any operating lease (other than a lease under which Borrower or any of the Subsidiaries is the lessor, the Host Licensor Agreements or a lease for any location listed on Schedule 9.2.14 hereof (all of the foregoing being the “Excluded Leases”)) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases (excluding the Excluded Leases) under which Borrower or any of the Subsidiaries is then lessee would exceed $2,000,000.  The term “Rentals” means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease other than an Excluded Lease.  Borrower agrees that it shall not and shall not permit any Subsidiary to amend any of the leases for the locations listed on Schedule 9.2.14 hereto in a manner that materially increases the financial obligation of Borrower or such Subsidiary thereunder, as determined by Lender in its reasonable judgment, without Lender’s prior written consent, such consent to be given in Lender’s sole and absolute discretion.

(d)           Effective as of the date hereof, by attaching a new Schedule 9.2.14 to the Loan Agreement in the form of Schedule 9.2.14 attached hereto.

In addition, Lender and Borrower hereby agree that, during the Purchase Period (as defined below), Borrower may expend up to $1,000,000 of Borrower’s cash on hand (but not proceeds of any Revolver Loans) to purchase New Senior Notes without satisfying the conditions of Section 9.2.22(iii) of the Loan Agreement; provided, however, that at all times during the Purchase Period, both before and after giving effect to such purchases, (i) no Default or Event of Default shall exist; and (ii) Borrower shall have cash on hand in an amount not less than $1,000,000.  After expiration of the Purchase Period, Borrower must satisfy the conditions of Section 9.2.22(iii) of the Loan Agreement in order to purchase any New Senior Note and any amounts expended to purchase New Senior Notes during the Purchase Period shall be included in the calculation of the Consolidated Fixed Charge Coverage Ratio for the purpose of determining whether such conditions have been satisfied.  However, any amounts expended to purchase New Senior Notes during the Purchase Period shall not be included in the calculation of the Consolidated Fixed Charge Coverage Ratio under Section 9.3.2 of the Loan Agreement.  For purposes hereof, “Purchase Period” shall mean the period commencing on March 1, 2005 and ending on the sooner to occur of (i) the occurrence of a Default or Event of Default, (ii) Lender’s receipt of written notice from Borrower that Borrower elects to terminate the Purchase Period, or (iii) May 31, 2005.

Notwithstanding anything to the contrary contained in the Loan Agreement, during the Purchase Period, Lender shall not have any obligation to make any Revolver Loans or procure any Letters of Credit whatsoever under the Loan Agreement; provided, however, that (i) Lender may make Revolver Loans or procure Letters of Credit in its sole discretion upon Borrower’s request and

Lender may continue to honor any deemed request for a Revolver Loan under Section 3.1 of the Loan Agreement for the becoming due of any Obligations (including, without limitation, interest and fees) that are not otherwise timely paid by Borrower and (ii) the fees payable by Borrower under Section 2.2 of the Loan Agreement shall continue to be calculated and payable as set forth in the Loan Agreement.

The effectiveness of this letter agreement is subject to Lender’s receipt of an original counterpart of this letter agreement duly executed by Borrower.

Borrower hereby:  (i) ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents; (ii) acknowledges and stipulates that (a) the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof, (b) all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower) and (c) the security interests and Liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and Liens; (iii) represents and warrants to Lender, to induce Lender to enter into this letter agreement, that (a) no Default or Event of Default exists on the date hereof, (b) the execution, delivery and performance of this letter agreement have been duly authorized by all requisite corporate action on the part of Borrower, (c) this letter agreement has been duly executed and delivered by Borrower and (d) all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof; (iv) agrees that a breach of any representation, warranty or covenant herein shall constitute an Event of Default; (v) agrees that this letter agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia; (vi) agrees that this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (vii) agrees that, except as otherwise expressly provided in this letter agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect; (viii) agrees that this letter agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect; (ix) agrees that this letter agreement may be executed in any number of counterparts and by different parties to this letter agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement; (x) agrees that any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto; (xi) agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby; and (xii) agrees that section titles and references used in this letter agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.  To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter agreement.

Very truly yours,

FLEET RETAIL GROUP, INC.
(“Lender”)

By:

Title:

Accepted and agreed to, this day of March, 2005:

NATIONAL VISION, INC.
(“Borrower”)

By:

Title:

Acknowledged and consented to:

INTERNATIONAL VISION ASSOCIATES, LTD.

By:

Title:

NVAL HEALTHCARE SYSTEMS, INC.

By:

Title:

VISION ADMINISTRATORS, INC.

By:

Title:

ALEXIS HOLDING COMPANY

By:

Title:

VISTA EYECARE NETWORK, LLC

By:

Title:

SCHEDULE 9.2.14

296 Grayson Highway

Lawrenceville, Georgia 30045-5750

185 North Route 73

Sundaes Plaza

West Berlin, New Jersey 08091

1283 Arsenal Street

Arsenal Plaza

Watertown, New York 13601